      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997


                                                      REGISTRATION NO. 333-24915
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                              BRE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                MARYLAND                                94-1722214
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

                             ONE MONTGOMERY STREET
                           TELESIS TOWER, SUITE 2500
                          SAN FRANCISCO, CA 94104-5525
                                 (415) 445-6530
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                LEROY E. CARLSON
                            CHIEF FINANCIAL OFFICER
                              BRE PROPERTIES, INC.
                             ONE MONTGOMERY STREET
                           TELESIS TOWER, SUITE 2500
                          SAN FRANCISCO, CA 94104-5525
                                 (415) 445-6530
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                    COPY TO:

        MORGAN P. GUENTHER, ESQ.                  ERIC S. HAUETER, ESQ.
       Farella Braun & Martel LLP                    Brown & Wood LLP
         235 Montgomery Street                    555 California Street
      San Francisco, CA 94104-3159             San Francisco, CA 94104-1715

                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                                                   (CONTINUED ON FOLLOWING PAGE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                PROPOSED       PROPOSED
                                                                                MAXIMUM         MAXIMUM
                                                                                OFFERING       AGGREGATE        AMOUNT OF
        TITLE OF EACH CLASS OF                                                   PRICE         OFFERING       REGISTRATION
      SECURITIES TO BE REGISTERED            AMOUNT TO BE REGISTERED(1)       PER UNIT(1)     PRICE(1)(2)          FEE
----------------------------------------------------------------------------------------------------------------------------
Primary Offering:
  Debt Securities(3)(4)................          --                                --
  Preferred Stock(5)...................          --                                --
  Depositary Shares(5)(6)..............          --           $300,000,000         --        $300,000,000      $90,910(11)
  Common Stock Warrants(7).............          --                                --
  Common Stock(5)(8)(9)................          --                                --
---------------------------------------
Secondary Offering:
  Common Stock(8)(10)..................    650,000 shares                          --
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

 (1) Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

 (2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price will be determined from time to time by the Registrant in connection with the offering of the securities registered hereunder.

 (3) If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

 (4) In addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock or Depositary Shares, for which no consideration will be received by the Registrant.

 (5) Such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares, as may be issued from time to time at indeterminate prices. In addition to any Preferred Stock, Depositary Shares and Common Stock that may be issued directly under this Registration Statement in connection with the Primary Offering, there are being registered hereunder such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares, as may be issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares, as the case may be, for which no separate consideration will be received by the Registrant.

 (6) Depositary Shares will represent fractional interests in shares of Preferred Stock registered hereby.

 (7) Common Stock Warrants will represent rights to purchase Common Stock registered hereby in connection with the Primary Offering.

 (8) The shares of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Shareholder Rights Plan, shall include Common Share Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

 (9) The aggregate amount of Common Stock registered hereunder in connection with the Primary Offering is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act.

(10) Such number of shares of Common Stock up to an aggregate of 650,000 shares as may be offered by a selling shareholder from time to time at indeterminate prices.

(11) Registration fee of $90,910 was previously paid on January 13, 1997 in connection with the filing of Registration Statement No. 333-20251 on Form S-3 on January 23, 1997.
                            ------------------------

    Pursuant to Rule 429 of the Securities Act, the Prospectus contained herein is a combined Prospectus relating to this Registration Statement and Registration Statement No. 333-20251.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE



    This Amendment No. 2 to the Registration Statement is being filed solely for the purpose of filing the attached exhibits.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table is an itemized listing of expenses to be incurred by BRE Properties, Inc. (the "Company") in connection with the issuance of the Offered Securities being registered hereby, other than commissions (all amounts, other than the SEC Registration Fee, are estimates):

SEC Registration Fee..............................................  $  90,910
NYSE Listing Fee..................................................     28,750
Printing and Engraving Costs......................................    200,000
Legal Fees and Expenses...........................................    250,000
Blue Sky Fees and Expenses........................................     20,000
Rating Agency Fees................................................     25,000
Accounting Fees and Expenses......................................    180,000
Miscellaneous.....................................................      5,340
                                                                    ---------
Total.............................................................  $ 800,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As authorized by Section 2-418 of the General Corporation Law of the State of Maryland (the "Maryland Corporation Law"), Article VI of the Company's Bylaws provides that the Company shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company (other than an action brought by or in the right of the Company) by reason of the fact that he or she is or was an officer or director, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by the officer or director in connection with such action, suit, proceeding or investigation, or any appeal therein. However, there will be no such indemnification if it is established by adjudication that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the officer or director actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, an officer or director may receive indemnification where a court of appropriate jurisdiction determines that such person is fairly and reasonably entitled to indemnity for any expense, liability or loss which the court shall deem proper; provided, however, that no indemnification for any liability or loss (other than expenses) shall in any event be made to the extent that such person has been adjudged to have actually received an improper personal benefit.
Article VI of the Articles provides that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company, any subsidiary thereof or any of its shareholders for money damages.

    In addition, Article VI of the Company's Bylaws also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an officer or director, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    The Company maintains a directors' and officers' insurance policy which insures the directors and officers of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the Company, subject to certain exceptions.

    The Company has entered into indemnification agreements with its directors and officers.

ITEM 16.  EXHIBITS


  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
         1   Form of Underwriting Agreement (1)
       4.1   Amended and Restated Articles of Incorporation (2)
       4.2   Articles of Amendment (5)
       4.3   Bylaws (3)
       4.4   Rights Agreement between the Registrant and Bank of America, N.T. & S.A., dated as of August 14, 1989
             (4)
       4.5   Supplement to Rights Agreement between the Registrant and Chemical Trust Company of California dated as of July 30, 1992 (5)
       4.6   Form of Senior Indenture (5)
       4.7   Form of Subordinated Indenture (5)
       4.8   Form of Senior Debt Security (1)
       4.9   Form of Subordinated Debt Security (1)
       4.10  Form of Common Stock Warrant Agreement and Form of Warrant (1)
       4.11  Specimen Certificate for Common Shares (5)
       4.12  Form of Certificate for Preferred Shares (1)
       4.13  Form of Articles Supplementary for Preferred Shares (1)
       4.14  Form of Deposit Agreement and Depositary Receipt (1)
       5.1   Opinion of Farella Braun & Martel LLP regarding the validity of the securities being registered (5)
       5.2   Opinion of Piper & Marbury L.L.P. regarding the validity of the Common Stock being registered
       8     Opinion of Farella Braun & Martel LLP regarding tax matters (5)
      12     Computation of Ratio of Earnings to Fixed Charges (5)
      23.1   Consent of Farella Braun & Martel LLP (included as part of Exhibits 5.1 and 8)
      23.2   Consent of Ernst & Young LLP (5)
      23.3   Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.2)
      24     Power of Attorney (5)
      25.1   Statement of Eligibility of the Senior Trustee on Form T-1 (6)
      25.2   Statement of Eligibility of the Subordinated Trustee on Form T-1 (6)
      99     Form of Prospectus Supplement for an offering of Common Stock (5)


------------------------

(1) To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of specific Offered Securities.

(2) Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 15, 1996.

(3) Incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-4 (No. 33-65365), filed with the Securities and Exchange Commission on December 22, 1995, as amended.

(4) Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated August 14, 1989.

(5) Filed previously.

(6) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement (the "Amendment") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 6th day of May, 1997.


                                BRE PROPERTIES, INC.

                                By:             /s/ LEROY E. CARLSON
                                     -----------------------------------------
                                                  LeRoy E. Carlson
                                     EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                                               OFFICER AND SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on the 6th day of May, 1997.


                 SIGNATURE                                       TITLE
-------------------------------------------  ----------------------------------------------

             /s/ JOHN MCMAHAN*
    ----------------------------------
               John McMahan                  Director, Chairman of the Board

          /s/ FRANK C. MCDOWELL*
    ----------------------------------       President, Chief Executive Officer and
             Frank C. McDowell               Director (Principal Executive Officer)

           /s/ LEROY E. CARLSON              Executive Vice President, Chief Financial
    ----------------------------------       Officer and Secretary (Principal Financial
             LeRoy E. Carlson                Officer and Principal Accounting Officer)

          /s/ WILLIAM E. BORSARI*
    ----------------------------------
            William E. Borsari                                  Director

          /s/ C. PRESTON BUTCHER*
    ----------------------------------
            C. Preston Butcher                                  Director

           /s/ L. MICHAEL FOLEY*
    ----------------------------------
             L. Michael Foley                                   Director

                 SIGNATURE                                       TITLE
-------------------------------------------  ----------------------------------------------
          /s/ ROGER P. KUPPINGER*
    ----------------------------------
            Roger P. Kuppinger                                  Director

           /s/ MALCOM R. RILEY*
    ----------------------------------
              Malcom R. Riley                                   Director

           /s/ GREGORY M. SIMON*
    ----------------------------------
             Gregory M. Simon                                   Director

         /s/ ARTHUR G. VON THADEN*
    ----------------------------------
           Arthur G. von Thaden                                 Director

*By:    /s/ LEROY E. CARLSON
      -------------------------
          LeRoy E. Carlson
          ATTORNEY-IN-FACT

                              BRE PROPERTIES, INC.
                                 EXHIBIT INDEX
            TO AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3



  EXHIBIT
  NUMBER     EXHIBIT                                                                                 LOCATION
-----------  ---------------------------------------------------------------------------------  -------------------
       5.2   Opinion of Piper & Marbury L.L.P. regarding the validity of the Common Stock being registered...............................................................  Contained herein
      23.3   Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.2)